     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2000

                                                      REGISTRATION NO. 333-38058
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM F-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                             GT GROUP TELECOM INC.
             (Exact name of Registrant as specified in its charter)

            CANADA                             4813                         NOT APPLICABLE
 (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
              of                   Classification Code Number)          Identification Number)
incorporation or organization)

   20 BAY STREET, 7TH FLOOR, TORONTO, ONTARIO, CANADA M5J 2N8 (416) 943-9555 (Address and telephone number of Registrant's principal executive offices)

CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NY 10011  (212)
                                    894-8940
(Name, address, including zip code and telephone number, including area code, of
                               Agent for Service)

                      ------------------------------------

                                   Copies to:

                              BRUCE CZACHOR, ESQ.
                              SHEARMAN & STERLING
                              Commerce Court West
                           199 Bay Street, Suite 4405
                            Toronto, Ontario M5L 1E8
                                 (416) 360-8484
                      ------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement is declared effective.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                      ------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
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

                                EXPLANATORY NOTE

     The sole purpose of this Amendment is to file certain exhibits to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus and Financial Statements are unchanged and have been omitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Canada Business Corporations Act (the "CBCA"), a corporation may indemnify a present or former director or officer to such corporation or a person who acts or acted at the corporation's request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

     In accordance with the CBCA, the by-laws of the Registrant, a copy of which is filed as Exhibit 3.2 to this Registration Statement, indemnify a director or officer of the Registrant, a former director or officer of the Registrant or any person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he has been made a party by reason of being or having been a director or officer of the Registrant or such body corporate if (i) he acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The Registrant will also indemnify such directors or officers who have been substantially successful in the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director of the Registrant or body corporate against all costs, charges and expenses reasonably incurred by him in respect of such action or proceeding.

     A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant, including liabilities arising under the Securities Act of 1933, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.  EXHIBITS

  *2.1   Asset Purchase and Subscription Agreement dated December 22,
         1999 among Shaw Communications Inc., Shaw FiberLink Ltd., GT
         Group Telecom Inc. and GT Group Telecom Services Corp.
  *2.2   Indefeasible Right of Use Agreement dated February 16, 2000 between Shaw FiberLink Ltd. and GT Group Telecom Inc.
  *2.3   Non-competition Agreement in favour of Group Telecom dated
         February 16, 2000 among Shaw Communications Inc., Shaw
         FiberLink Ltd. and GT Group Telecom Inc.
  *2.4   Non-competition Agreement in favour of Shaw dated February
         16, 2000 among Shaw Communications Inc., Shaw FiberLink Ltd.
         and GT Group Telecom Inc.
  *2.5   Transitional Services Agreement dated February 16, 2000
         among Shaw Communications Inc., Shaw FiberLink Ltd., GT
         Group Telecom Inc. and GT Group Telecom Services Corp.
  *2.6   Performance Assurance Agreement dated February 16, 2000
         among Shaw Communications Inc., GT Group Telecom Inc. and GT
         Group Telecom Services Corp.
  +2.7   Fiber Sale Agreement dated May 24, 2000 among Worldwide
         Fiber (F.O.T.S.) Ltd., Worldwide Fiber (F.O.T.S.) No. 3,
         Ltd., WFI-CN Fibre Inc. and GT Group Telecom Services Corp.
  +2.8   Capacity Lease Agreement dated May 24, 2000 by and between
         Worldwide Fiber Network Services Ltd. and Worldwide Fiber
         Network Services, Inc. and GT Group Telecom Services Corp.
         and GT Group Telecom Services (USA) Corp.
  +2.9   IRU Agreement dated May 24, 2000 by and between Worldwide
         Fiber Networks, Inc. and GT Group Telecom Services (USA)
         Corp.
  *3.1   Articles of Incorporation of GT Group Telecom Inc.
  *3.2   By-laws of GT Group Telecom Inc.
  *4.1   Exchange and Registration Rights Agreement dated February 1,
         2000 among GT Group Telecom Inc. and Goldman, Sachs & Co.,
         CIBC World Markets Corp., Credit Suisse First Boston
         Corporation, RBC Dominion Securities Corporation, Scotia
         Capital (USA) Inc. and TD Securities (USA) Inc.
  *4.2   Indenture dated February 1, 2000 between GT Group Telecom
         Inc. and The Chase Manhattan Bank
 **5.1   Opinion of Goodman Phillips & Vineberg, Canadian counsel to
         GT Group Telecom Inc., as to the legality of the securities being registered
 **5.2   Opinion of Shearman & Sterling as to the legality of the
         Securities being registered
 *10.1   Preference Share Purchase Agreement dated May 7, 1999 among
         GT Group Telecom Inc., GS Capital Partners III L.P., DSE Fin
         B.V., W9 Blanche Eight 10 B.V., CIBC Capital (SFC) Inc.,
         First Marathon Capital Corporation and MGN Group LLC
 *10.2   Credit Agreement, as amended and restated, dated February 3,
         2000 with Lucent Technologies Canada Inc.
 *10.3   Senior Credit Facility dated February 3, 2000 among GT Group
         Telecom Inc., CIBC World Markets Inc., Goldman Sachs Credit
         Partners, Royal Bank of Canada and Toronto Dominion Bank
 *10.4   Warrant Agreement dated February 1, 2000 between GT Group
         Telecom Inc. and The Chase Manhattan Bank
 *10.5   Registration Rights Agreement dated February 1, 2000 among
         GT Group Telecom Inc. and Goldman, Sachs & Co., CIBC World
         Markets Corp., Credit Suisse First Boston Corporation, RBC
         Dominion Securities Corporation, Scotia Capital (USA) Inc.
         and TD Securities (USA) Inc.
**12.1   Computation of Ratio of Earnings to Fixed Charges
**21.1   Subsidiaries of GT Group Telecom Inc.
  23.1   Consent of PricewaterhouseCoopers LLP, Chartered Accountants

  23.2   Consent of Ernst & Young LLP, Chartered Accountants
**23.3   Consent of Goodman Phillips & Vineberg (included in Exhibit
         5.1)
**23.4   Consent of Shearman & Sterling (included in Exhibit 5.2)
**24.1   Powers of Attorney (contained on the signature pages of the
         Registration Statement)
**25.1   Statement of Eligibility of the Trustee on Form T-1
**99.1   Form of Letter of Transmittal
**99.2   Form of Notice of Guaranteed Delivery
**99.3   Form of Letter to Registered Holders
**99.4   Form of Letter to Clients
**99.5   Form of Instruction to Registered Holder

---------------

* Incorporated by reference to the Registrant's Registration Statement of Form F-1 (File No. 333-11506)

** Previously filed.

+ Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Ontario, Canada, on this 16th day of June, 2000.

                                          GT GROUP TELECOM INC.
                                          (Registrant)

                                                 /s/ ROBERT M. FABES
                                          By:
                                          --------------------------------------

                                              Name: Robert M. Fabes
                                              Title:  Senior Vice President,
                                                      General Counsel
                                                      and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----
                      *                        Chairman and Director                   June 16, 2000
---------------------------------------------
               James G. Matkin

                                               Director and Chair of Executive
---------------------------------------------  Committee
              James M. Mansour

                      *                        Chief Executive Officer and Director    June 16, 2000
---------------------------------------------  (principal executive officer)
             Daniel R. Milliard

                      *                        President, Chief Operating Officer and  June 16, 2000
---------------------------------------------  Director
               Robert G. Wolfe

                      *                        Executive Vice President and Chief      June 16, 2000
---------------------------------------------  Financial Officer (principal financial
            Stephen H. Shoemaker               officer and principal accounting
                                               officer)

                      *                        Director                                June 16, 2000
---------------------------------------------
                Michael Abram

                      *                        Director                                June 16, 2000
---------------------------------------------
              Michael D'Avella

                                               Director
---------------------------------------------
                George Estey

                      *                        Director                                June 16, 2000
---------------------------------------------
               Leo J. Hindery

                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----
                                               Director
---------------------------------------------
             P. Kenneth Kilgour

                                               Director
---------------------------------------------
             Robert R. Gheewalla

                                               Director
---------------------------------------------
                  Jim Shaw

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of GT Group Telecom Inc. and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, on this 16th day of June, 2000.

                                          STEPHEN H. SHOEMAKER
                                          (Authorized U.S. Representative)
                                                                   *
                                          By:
                                          --------------------------------------

                                              Name: Stephen H. Shoemaker
                                              Title:  Executive Vice President
                                                      and
                                                      Chief Financial Officer

      /s/ ROBERT M. FABES
*By:
------------------------------------

     Robert M. Fabes
     Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT                                                                  PAGE
NUMBER                            DESCRIPTION                           NUMBER
-------                           -----------                           ------
  *2.1    Asset Purchase and Subscription Agreement dated December 22,
          1999 among Shaw Communications Inc., Shaw FiberLink Ltd., GT
          Group Telecom Inc. and GT Group Telecom Services Corp.
  *2.2    Indefeasible Right of Use Agreement dated February 16, 2000 between Shaw FiberLink Ltd. and GT Group Telecom Inc.
  *2.3    Non-competition Agreement in favour of Group Telecom dated
          February 16, 2000 among Shaw Communications Inc., Shaw
          FiberLink Ltd. and GT Group Telecom Inc.
  *2.4    Non-competition Agreement in favour of Shaw dated February
          16, 2000 among Shaw Communications Inc., Shaw FiberLink Ltd.
          and GT Group Telecom Inc.
  *2.5    Transitional Services Agreement dated February 16, 2000
          among Shaw Communications Inc., Shaw FiberLink Ltd., GT
          Group Telecom Inc. and GT Group Telecom Services Corp.
  *2.6    Performance Assurance Agreement dated February 16, 2000
          among Shaw Communications Inc., GT Group Telecom Inc. and GT
          Group Telecom Services Corp.
  +2.7    Fiber Sale Agreement dated May 24, 2000 among Worldwide
          Fiber (F.O.T.S.) Ltd., Worldwide Fiber (F.O.T.S.) No. 3,
          Ltd., WFI-CN Fibre Inc. and GT Group Telecom Services Corp.
  +2.8    Capacity Lease Agreement dated May 24, 2000 by and between
          Worldwide Fiber Network Services Ltd. and Worldwide Fiber
          Network Services, Inc. and GT Group Telecom Services Corp.
          and GT Group Telecom Services (USA) Corp.
  +2.9    IRU Agreement dated May 24, 2000 by and between Worldwide
          Fiber Networks, Inc. and GT Group Telecom Services (USA)
          Corp.
  *3.1    Articles of Incorporation of GT Group Telecom Inc.
  *3.2    By-laws of GT Group Telecom Inc.
  *4.1    Exchange and Registration Rights Agreement dated February 1,
          2000 among GT Group Telecom Inc. and Goldman, Sachs & Co.,
          CIBC World Markets Corp., Credit Suisse First Boston
          Corporation, RBC Dominion Securities Corporation, Scotia
          Capital (USA) Inc. and TD Securities (USA) Inc.
  *4.2    Indenture dated February 1, 2000 between GT Group Telecom
          Inc. and The Chase Manhattan Bank
 **5.1    Opinion of Goodman Phillips & Vineberg, Canadian counsel to
          GT Group Telecom Inc., as to the legality of the Securities being registered
 **5.2    Opinion of Shearman & Sterling as to the legality of the
          Securities being registered
 *10.1    Preference Share Purchase Agreement dated May 7, 1999 among
          GT Group Telecom Inc., GS Capital Partners III L.P., DSE Fin
          B.V., W9 Blanche Eight 10 B.V., CIBC Capital (SFC) Inc.,
          First Marathon Capital Corporation and MGN Group LLC
 *10.2    Credit Agreement, as amended and restated, dated February 3,
          2000 with Lucent Technologies Canada Inc.
 *10.3    Senior Credit Facility dated February 3, 2000 among GT Group
          Telecom Inc., CIBC World Markets Inc., Goldman Sachs Credit
          Partners, Royal Bank of Canada and Toronto Dominion Bank
 *10.4    Warrant Agreement dated February 1, 2000 between GT Group
          Telecom Inc. and The Chase Manhattan Bank
 *10.5    Registration Rights Agreement dated February 1, 2000 among
          GT Group Telecom Inc. and Goldman, Sachs & Co., CIBC World
          Markets Corp., Credit Suisse First Boston Corporation, RBC
          Dominion Securities Corporation, Scotia Capital (USA) Inc.
          and TD Securities (USA) Inc.

EXHIBIT                                                                  PAGE
NUMBER                            DESCRIPTION                           NUMBER
-------                           -----------                           ------
**12.1    Computation of Ratio of Earnings to Fixed Charges
**21.1    Subsidiaries of GT Group Telecom Inc.
  23.1    Consent of PricewaterhouseCoopers LLP, Chartered Accountants
  23.2    Consent of Ernst & Young LLP, Chartered Accountants
**23.3    Consent of Goodman Phillips & Vineberg (included in Exhibit
          5.1)
**23.4    Consent of Shearman & Sterling (included in Exhibit 5.2)
**24.1    Powers of Attorney (contained on the signature pages of the
          Registration Statement)
**25.1    Statement of Eligibility of the Trustee on Form T-1
**99.1    Form of Letter of Transmittal
**99.2    Form of Notice of Guaranteed Delivery
**99.3    Form of Letter to Registered Holders
**99.4    Form of Letter to Clients
**99.5    Form of Instruction to Registered Holder

---------------

* Incorporated by reference to the Registrant's Registration Statement of Form F-1 (File No. 333-11506)

** Previously filed.

+ Confidential material has been omitted and filed separately with the Securities and Exchange Commission.